EXHIBIT 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our reports dated February 28, 2023, with respect to the consolidated financial statements and internal control over financial reporting included in the Annual Report of Redwood Trust, Inc. on Form 10-K for the year ended December 31, 2022. We consent to the incorporation by reference of said reports in the Registration Statements of Redwood Trust, Inc. on Form S-3 (File No. 333-263301, effective March 4, 2022) and on Forms S-8 (File Nos. 333-89302, effective May 29, 2002; 333-90592, effective June 17, 2002; 333-162893, effective November 5, 2009; 333-183114, effective August 7, 2012; 333-190529, effective August 9, 2013; 333-196247, effective May 23, 2014; 333-197990, effective August 8, 2014; 333-226721, effective August 9, 2018; 333-229985, effective March 1, 2019; 333-233158, effective August 9, 2019; 333-253708 effective March 1, 2021; 333-258463 effective August 4, 2021; and 333-268233, effective November 8, 2022).
/s/ GRANT THORNTON LLP
Newport Beach, California
February 28, 2023